UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2007

MOVIE STAR, INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-5893 (Commission File Number)	13-5651322 (IRS Employer Identification No.)

1115 Broadway, New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 684-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 27, 2007, Movie Star, Inc. (“Movie Star”) entered into an amendment (“Amendment”) to the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2006 and consent with FOH Holdings, Inc. (“FOH Holdings”) and Fred Merger Corp., pursuant to which the parties, among other things, agreed to extend the termination date under the merger agreement from December 31, 2007 to February 15, 2008 and consented to (i) an amendment to Movie Star’s bylaws, (ii) the establishment of the rights offering period, which will commence on December 3, 2007 and remain open through 5:00 p.m., Eastern Time, on January 16, 2008 (or as otherwise agreed by Movie Star and FOH Holdings without any further consent required by the standby purchasers) and (iii) the clarification that the closing of the rights offering will occur at such time as the conditions to the filing of the certificate of merger, other than the actual delivery of the various closing documents, have been satisfied or waived, and Movie Star’s acceptance of subscriptions, which would occur immediately prior to the merger (and prior to any reverse stock split effected in connection with the merger).  The Amendment is attached hereto as Exhibit 2.3.

Important Additional Information Will be Filed with the SEC

In connection with the transactions contemplated by the merger agreement with FOH Holdings, Inc., Movie Star will file a definitive proxy statement and a final prospectus for a proposed rights offering with the SEC.  BEFORE MAKING ANY INVESTMENT DECISION TO PARTICIPATE IN THE RIGHTS OFFERING, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE FINAL PROSPECTUS CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING.  BEFORE MAKING ANY VOTING DECISION, MOVIE STAR SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.  Movie Star shareholders and other interested parties will be able to obtain, without charge, a copy of the definitive proxy statement and final prospectus (when available) and other relevant documents filed with the SEC, from the SEC’s website at http://www.sec.gov.  Movie Star shareholders and other interested parties will also be able to obtain, without charge, a copy of the definitive proxy statement, final prospectus and other relevant documents (when available) by directing a request by mail or telephone to Movie Star, Inc., 1115 Broadway, New York, NY 10010, telephone: (212) 798-4700.

Participants in the Solicitation

Movie Star and its directors and officers may be deemed to be participants in the solicitation of proxies from Movie Star shareholders with respect to the transactions contemplated by the merger agreement.  Information about Movie Star’s directors and executive officers and their ownership of Movie Star common stock is set forth in a preliminary proxy statement currently on file with the SEC and will be set forth in the definitive proxy statement.  Shareholders and investors may obtain additional information regarding the interests of Movie Star and its directors and executive officers in the transactions contemplated by the merger agreement, which may be different than those of Movie Star shareholders generally, by reading the proxy statement and other relevant documents regarding the transactions contemplated by the merger agreement that have been or will be filed with the SEC.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 23, 2007, the Board of Directors of Movie Star approved an amendment to Movie Star ’s Amended and Restated Bylaws to facilitate direct share registration of Movie Star ’s common stock in response to American Stock Exchange Rules requiring all traded stock be eligible for direct share registration on or before January 1, 2008. Direct Share Registration allows a shareholder to be registered directly on the books of the transfer agent without the need of a physical certificate to evidence the security ownership and allows shareholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. Movie Star’s Amended and Restated Bylaws, as amended by Movie Star ’s Board of Directors and effective on November 23, 2007, are attached hereto as Exhibit 3.5.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description
2.3	Amendment dated as of November 27, 2007 to Agreement and Plan of Merger and Reorganization dated as of December 18, 2006 among Movie Star, Fred Merger Corp. and FOH Holdings.
3.5	Amended and Restated Bylaws of Movie Star, effective as of November 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2007	MOVIE STAR, INC.

	By:	/s/ Thomas Rende
Thomas Rende Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description
2.3	Amendment dated as of November 27, 2007 to Agreement and Plan of Merger and Reorganization dated as of December 18, 2006 among Movie Star, Fred Merger Corp. and FOH Holdings.
3.5	Amended and Restated Bylaws of Movie Star, effective as of November 23, 2007.